Exhibit 23.2

We consent to the reference to our firm under the caption "Experts" in this amendment No.6 to Registration Statement on Form F-3 of Skillful Craftsman Education Technology Limited and to the incorporation by reference of our report dated August 17, 2020 relating to the consolidated financial statements, which appears in Skillful Craftsman Education Technology Limited Form 20-F for the year ended March 31, 2020.

/s/ Thayer O’Neal Company, LLC
Thayer O’Neal Company, LLC
Sugar Land, Texas
August 12, 2022